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                                    GE FUNDS


                     INSTRUMENT EVIDENCING ESTABLISHMENT AND
                  DESIGNATION OF SERIES OF SHARES OF BENEFICIAL
                       INTEREST, $.001 PAR VALUE PER SHARE


         WHEREAS, Section 5.11 of the Declaration of Trust dated August 10, 1992 (as amended from time to time the "Declaration") of GE Funds (the "Trust") provides that the Trustees of the Trust may establish and designate new series of shares and that such establishment and designation shall be effective upon the execution of an instrument in writing by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust.

         WHEREAS, the Board of Trustees of the Trust has heretofore established and designated in the aggregate eleven (11) series of beneficial interest in the Trust, with each such series having the relative rights and preferences as set forth in paragraphs (a) through (f) of Section 5.11 of the Declaration (the "Existing Series");

         WHEREAS, by action of the Board of Trustees of the Trust taken at a meeting held on May 15, 1997, two additional series of the Trust were established and designated having the relative rights and preferences as set forth in paragraphs (a) through (f) of Section 5.11 of the Declaration.

         NOW, THEREFORE, in addition to the Existing Series, the following series have been established effective as of the date set forth below:

                  GE Government Securities Fund
                  GE Value Equity Fund

each such series having the relative rights and preferences as set forth in paragraphs (a) through (f) of Section 5.11 of the Declaration.

         IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust and acting pursuant to a vote of a majority of the Trustees of the Trust, has hereunto set his hand this 30th day of May, 1997.

                                          By: /s/ Matthew J. Simpson

                                          Name: Matthew J. Simpson

                                          Title: Secretary

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                                    GE FUNDS

                    Establishment and Designation of Classes


         The undersigned, being a duly authorized officer of GE Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust dated August 10, 1992, as amended (the "Declaration"), does hereby divide the shares of beneficial interest ("Shares") of the series of the trust designated GE Government Securities Fund and GE Value Equity Fund (each, a "Fund") to create four classes of Shares, within the meaning of Section
5.22 of the Declaration, as follows:

      1. The four Classes of Shares are designated: Class A Shares, Class B Shares, Class C Shares and Class D Shares;

      2. Class A Shares, Class B Shares, Class C Shares and Class D Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration;

      3. The prospective investors to whom Class A, Class B, Class C and Class D Shares will each be offered, the purchase price of Class A Shares, Class B Shares, Class C Shares and Class D Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class D Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class D Shares, the conversion feature of Class B Shares and the relative dividend rights of holders of Class
             A Shares, Class B Shares, Class C Shares and Class D Shares will be as set forth in the then currently effective prospectus and statement of additional information of the Trust relating to the Fund, as amended from time to time, under the Securities Act of 1933, as amended.

         IN WITNESS WHEREOF, the undersigned has signed this instrument and has caused a duplicate original to be lodged among the records of the Trust this 30th day of May, 1997.

                                      By: /s/ Matthew J. Simpson

                                      Name: Matthew J. Simpson

                                      Title: Secretary